Exhibit 10.1

AMENDMENT TO

TRANSITIONAL SERVICES AND SEPARATION AGREEMENT

This Amendment to Transitional Services and Separation Agreement (this “Amendment”) is made as of April 1, 2021 (the “Amendment Effective Date”), by and between Kevin G. Peters, MD (“Executive”) and Aerpio Pharmaceuticals, Inc., a Delaware corporation (the “Company”, and together with Executive, each, a “Party”, and collectively, the “Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Transitional Services and Separation Agreement (as defined below).

WHEREAS, the Parties entered into a Transitional Services and Separation Agreement dated February 9, 2021 (the “Transitional Services and Separation Agreement”); and

WHEREAS, Executive and the Company desire to amend the Transitional Services and Separation Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

1. Section 6 of the Transitional Services and Separation Agreement is hereby amended and restated in its entirety as follows:

“6. Change in Control. Notwithstanding the foregoing, in the event that a Change in Control (as defined in the Employment Agreement) occurs prior to the Date of Termination or within five (5) months following the Date of Termination and Executive satisfies the Conditions, (i) the Severance Amount in Section 5(a) shall equal the sum of (A) 18 months of Executive’s Base Salary (or Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) 1.5 times Executive’s Target Annual Incentive Compensation (as defined in the Employment Agreement) and shall be paid out in a lump sum within 60 days after the Date of Termination (or, if later the Change in Control); (ii) the COBRA health continuation payments by the Company in Section 5(b) shall continue for eighteen (18) months or Executive’s COBRA health continuation period, whichever ends earlier, and (iii) in lieu of the partial accelerated vesting described in Section 5(c), and except as otherwise expressly provided in any applicable option agreement or other stock-based award agreement, all stock options and other stock-based awards held by Executive subject to time-based vesting (the “Time-Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination (or, if later, the Change in Control). For the avoidance of doubt, (i) in no event will Executive be entitled to severance benefits under both Section 5 and Section 6 of this Agreement, and (ii) if the Company has commenced providing severance pay and benefits to Executive under Section 5 prior to the date that Executive becomes eligible to receive severance pay and benefits under this Section 6, the severance pay and benefits previously provided to Executive under Section 5 shall reduce the severance pay and benefits to be provided under this Section 6.”

2. Section 8 of the Transitional Services and Separation Agreement is hereby amended by deleting the phrase “following the three (3) month anniversary of the Date of Termination” and replacing it with the phrase “following the five (5) month anniversary of the Date of Termination.”

3. Except to the extent expressly modified or amended by this Amendment, all terms and provisions of the Transitional Services and Separation Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

4. This Amendment shall be interpreted and enforced under the laws of the State of Ohio without regard to conflict of law principles.

5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Electronic and pdf signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first set forth above.

COMPANY:

AERPIO PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/Joseph Gardner
Name:	Joseph Gardner, Ph.D.
Title:	President and Founder

EXECUTIVE:

By:	/s/Kevin G. Peters
Name:	Kevin G. Peters, MD

Signature Page to Amendment to Transitional Services and Separation Agreement